UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2005

SUSQUEHANNA MEDIA CO.

(Exact name of registrant as specified in charter)

Delaware	333-80523	23-2722964
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

140 East Market Street, York, PA 17401
(Address of principal executive offices)

Registrant’s telephone number, including area code: (717) 848-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

     Susquehanna Pfaltzgraff Co. owns all issued and outstanding common stock of Susquehanna Media Co., (“the Company or Media”). Susquehanna Pfaltzgraff Co.’s Audit Committee of the Board of Directors serves as Media’s Audit Committee.

     On March 3, 2005, the Audit Committee concluded that Media’s previously issued financial statements as of and for the quarterly period ended September 30, 2004 as reported in the Company’s Form 10-Q dated November 12, 2004 should no longer be relied upon because of an error in such financial statements. Accordingly, Media will file an amendment to its Form 10-Q for the quarterly period ended September 30, 2004 in order to restate the financial statements contained therein.

     Certain cable programming is purchased through another operator (“Operator”) due to favorable rates. During third quarter 2004, the Operator notified Media of an agreement that resulted in a retroactive decrease in programming costs totaling $1.7 million. The retroactive decrease was being used to offset current programming fees. The total retroactive decrease in programming costs was recognized in the three months ended September 30, 2004. Subsequently, the affected programming supplier questioned Media’s right to purchase through the Operator. After further investigation, it was determined that Media was not eligible to purchase this programming through the Operator and that the retroactive expense decrease previously recognized was not realizable. Although Media relied on written and verbal representations from the Operator in determining its programming expenses, Media is solely responsible for its financial statements. The Audit Committee, working jointly with Company management, analyzed the impact of this error in accounting treatment and concluded that restatement was warranted. The Audit Committee has discussed its determination to restate the Company’s financial statements with KPMG LLP, the Company’s independent registered public accounting firm.

     In connection with the restatement of Media’s financial statements as of and for the quarterly period ended September 30, 2004, the Company expects to record $2.2 million of additional Cable programming expense in its restated condensed consolidated statement of operations for the period then ended to correct the accounting for Cable programming costs. The additional expense recorded will reduce net income, cash flow and stockholders’ equity, but will not affect Media’s compliance with financial covenants of its senior secured credit facility and its senior subordinated notes.

Some of the statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties. All statements other than historical facts included herein, including those regarding market trends, Media’s financial position, business strategy, projected plans, estimated impact of accounting treatment changes, estimated SEC filing dates, and objectives of management for future operations, are forward-looking statements. Many of these risks are discussed in Media’s Annual Report on Form 10-K for the year ended December 31, 2003. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of Media to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, but are not limited to, general economic and business conditions (both nationally and in Media’s markets), acquisition opportunities and Media’s ability to integrate successfully any such acquisitions, our ability to successfully enter new lines of business, from time to time, such as telephony, meet expectations and estimates concerning future financial performance, financing plans, Media’s ability to service its outstanding indebtedness, the impact of competition, existing and future regulations affecting Media’s business, nonrenewal of cable franchises, decreases in Media’s customers advertising expenditures and other factors over which Media may have little or no control.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2005	SUSQUEHANNA MEDIA CO. (Registrant)
	By:	/s/ John L. Finlayson
John L. Finlayson
Vice President and Principal Financial and Accounting Officer

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